UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 987-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Diodes Incorporated (the "Company") previously announced, on February 14, 2023, that Julie Holland, the Company’s Senior Vice President, Corporate Operations will be retiring from the Company effective March 31, 2023.

On March 17, 2023, the Company and Ms. Holland entered into a transition letter agreement in which, effective April 1, 2023, Ms. Holland will become a part-time employee of the Company through September 30, 2023. The duration of the part-time employment may be extended by mutual agreement between the Company and Ms. Holland. Ms. Holland will be employed to assist the Company's Chief Executive Officer, Chief Financial Officer or Chief Operating Officer as needed pertaining to the Company's operations as needed. As of March 31, 2023, Ms. Holland will no longer be an executive officer of the Company

The foregoing summary does not purport to be a complete summary of the transition letter agreement and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter agreement dated March 17, 2023, by and between the Company and Julie Holland
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date:	March 17, 2023	By:	/s/Brett R. Whitmire
Brett R. Whitmire Chief Financial Officer